Exhibit 99.4

SENECA FOODS CORPORATION AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEETS
JULY 1, 2006 (ACQUIRER) AND APRIL 1, 2006 (ACQUIREE)
(In Thousands of Dollars)

	Acquirer
	Consolidated	Acquiree	Pro Forma			Pro Forma
	Historical	Historical	Adjustments			Balance
ASSETS
Current Assets:
Cash and Cash Equivalents	$1,654	$1,425				$3,079
Accounts Receivable, Net	40,669	18,523	1,157	(a	)	60,349
Inventories	301,241	112,103	(7,231)	(a	)	406,113
Off-Season Reserve	42,013					42,013
Assets Held For Sale	901		21,700	(a	)	22,601
Deferred Income Taxes	6,032					6,032
Other Current Assets	6,281	2,234	(214)	(a	)	5,278
			(3,023)	(b	)
Total Current Assets	398,791	134,285	12,389			545,465
Property, Plant and Equipment, Net	146,648	74,333	(14,331)	(a	)	174,221
			(32,429)	(b	)
Other Assets	1,155	194	(191)	(a	)	1,158
	$546,594	$208,812	($34,562)			$720,844
LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Notes Payable	$55,483	$50,539	$20,000	(b	)	$126,022
Accounts Payable	59,277	3,833	(1,651)	(a	)	61,459
Accrued Expenses	37,446	17,163	1,901	(a	)	56,510
Income Taxes	2,853					2,853
Current Portion of Long Term Debt and Capital Lease Obligations	9,606	5,817	(5,817)	(b	)	9,606
Total Current Liabilities	164,665	77,352	14,433			256,450
Long Term Debt, Less Current Portion	137,564	90,467	(41,827)	(b	)	186,204
Capital Lease Obligations, Less Current Portion	3,670					3,670
Other Liabilities	12,710	7,360	640	(a	)	20,710
Deferred Income Taxes	6,608					6,608
Total Liabilities	325,217	175,179	(26,754)			473,642
Stockholders' Equity:
Preferred Stock	54,486		25,000	(b	)	79,486
Common Stock	2,890					2,890
Additional Paid-in-Capital	17,810	53,000	(52,175)	(b	)	19,419
			784	(c	)
Accumulated Other Comprehensive Loss	(49)					(49)
Retained Earnings	146,240	(19,367)	19,367	(b	)	145,456
			(784)	(c	)
Stockholders' Equity	221,377	33,633	(7,808)			247,202
	$546,594	$208,812	($34,562)			$720,844

The accompanying notes are an integral part of these unaudited
Pro Forma Condensed Financial Statements.

SENECA FOODS CORPORATION, AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF NET EARNINGS
TWELVE MONTHS ENDED MARCH 31, 2006 (ACQUIRER) AND DECEMBER 31, 2005 (ACQUIREE)
(In thousands, except per share data)

	Acquirer
	Consolidated	Acquiree	Pro Forma		Pro Forma
	Historical	Historical	Adjustments		Balance

Net Sales	$883,823	$241,189			$1,125,012

Costs and Expenses:

Cost of Product Sold	796,224	223,573	(1,884)	(e)	1,017,913
Selling, General and Administrative	33,322	21,926			55,248
Plant Restructuring	1,920				1,920
Total Costs and Expenses	831,466	245,499	(1,884)		1,075,081
Operating Income (Loss)	52,357	(4,310)	1,884		49,931
Other Expense (Income), net	1,115	(944)			171
Interest Expense	15,784	15,394	(1,757)	(d)	29,421

Earnings (Loss) Before Income Taxes	35,458	(18,760)	3,641		20,339

Income Taxes	13,465	(7,838)	2,102	(f)	7,729

Earnings (Loss) from Continued Operations	$21,993	($10,922)	$1,539		$12,610

Net Earnings (Loss) Common Stock	$13,468	($10,922)	$1,539		$4,804

Diluted Earnings Per Share	$1.96				$0.52

Weighted Average Common Shares Outstanding-Diluted	6,878		1,025	(b)	7,903

The accompanying notes are an integral part of these unaudited Pro Forma Condensed Financial Statements.

SENECA FOODS CORPORATION, AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF NET EARNINGS
THREE MONTHS ENDED JULY 1, 2006 (ACQUIRER) AND THREE MONTHS ENDED APRIL 1, 2006 (ACQUIREE)
(In thousands, except per share data)

	Acquirer
	Consolidated	Acquiree	Pro Forma		Pro Forma
	Historical	Historical	Adjustments		Balance

Net Sales	$148,341	$62,054			$210,395

Costs and Expenses:

Cost of Product Sold	127,482	55,046	(471)	(e)	182,057
Selling, General and Administrative	11,979	5,459			17,438
Other Operating Income	(688)				(688)
Total Costs and Expenses	138,773	60,505	(471)		198,807
Operating Income	9,568	1,549	471		11,588
Other Expense, net		731			731
Interest Expense	3,628	3,805	(439)	(d)	6,994

Earnings (Loss) Before Income Taxes	5,940	(2,987)	910		3,863

Income Taxes	2,281	(1,045)	232	(f)	1,468

Earnings (Loss) from Continued Operations	$3,659	($1,942)	$678		$2,395

Net Earnings (Loss) Common Stock	$2,244	($1,942)	$561		$863

Diluted Earnings Per Share	$0.33				$0.12

Weighted Average Common Shares Outstanding-Diluted	6,878		1,025	(b)	7,903

The accompanying notes are an integral part of these unaudited Pro Forma Condensed Financial Statements.

SENECA FOODS CORPORATION AND SUBSIDIARIES
NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

Basis of Presentation

The Acquiree Historical column reflects the
Addition of the assets and liabilities and related
income and expense accounts of the membership
interest in Signature Fruit Company, LLC purchased from
John Hancock Life Insurance Company on August 18, 2006
as described in Item 2.01 of this Form 8-K/A.
The Pro Forma adjustments in the "Purchase" column
are as a result of the purchase of Signature Fruit described above. The adjustments in the "Sale" column are as
a result of the expected sale of some warehouse facilities
to a third party by the end of December 2006.

Purchase Price

The total purchase price for Signature Fruit of $48.1 million consists of a $20.0 million cash payment, the issuance of $25.8 million of
Convertible Preferred Stock, and $2.3 million of direct transaction costs.

Allocation of Purchase Price
(In millions)
Current assets	$125.2
Property, plant, and equipment	31.8
Other assets	2.3
Current liabilities	(57.7)
Long-term debt	(45.5)
Other long-term liabilities	(8.0)
Total	$48.1

Unaudited Pro Forma Condensed Combined Balance Sheet

(a) The Pro Forma adjustments referenced as (a) reflect
the estimated purchase price allocation of the
aforementioned purchase.

(b) The Pro Forma adjustments referenced as (b) reflect the
the purchase of Signature Fruit and eliminate Signature's equity accounts and also reflect the forgiveness of certain debt
and the funding of the transaction.
The source of the funds used includes long-term debt of
$45.5 million and $20.0 million from short-term borrowings.
In addition, preferred stock of $25.8 million was used to
fund the purchase.

(c) The Pro Forma adjustments referenced as (c) reflect an
adjustment related to the beneficial conversion of
Participating Preferred stock used to partially fund the acquisition.

Unaudited Pro Forma Condensed Combined Statement of Net Earnings

(d) To reflect the net decrease in interest expense as a result of the acquisition due to the forgiveness and assumption of certain debt.

(e) To reflect the reduction in depreciation expense as a result of the purchase price allocations to property, plant and equipment.

(f) To reflect pro forma income taxes computed at Seneca's effective rate of 38%.